SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2014

FTI CONSULTING, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-14875	52-1261113
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 K Street NW, Washington, D.C. 20005

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (202) 312-9100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders

A total of 37,461,567 shares, or 91.83%, of the common stock issued and outstanding as of the record date of March 25, 2014, was represented by proxy or in person at the Annual Meeting of the stockholders of FTI Consulting, Inc. (the “Company”) held on June 4, 2014 (the “Annual Meeting”). The proposals below were described in detail in the Proxy Statement for the Annual Meeting.

The final voting results for the three proposals submitted to a vote of stockholders at the Annual Meeting are as follows:

Proposal 1

The following eight nominees were elected as directors of the Company by plurality vote, to hold office until the 2015 annual meeting of stockholders and until their successors are elected and qualified.

Name	For	Authority Withheld	Broker Non-Votes
Brenda J. Bacon	31,843,301	3,664,694
Claudio Costamagna	32,716,026	2,791,969
James W. Crownover	31,276,564	4,231,431
Vernon Ellis	35,303,112	204,883
Nicholas C. Fanandakis	35,323,524	184,471
Steven H. Gunby	35,316,487	191,508
Gerard E. Holthaus	32,483,024	3,024,971
Marc Holtzman	35,109,020	398,975
			1,953,572

Proposal 2 to Ratify the Retention of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for the Year Ending December 31, 2014

For	Against	Abstained	Broker Non-Votes
37,269,300	98,933	93,334	N/A

Proposal 3

Proposal 3 to approve, in an advisory (non-binding) vote, the compensation of the named executive officers as described in the Proxy Statement for the Annual Meeting, was approved with 91.45% of the shares cast at the Annual Meeting voting for Proposal 3, and 7.12% of the shares cast at the Annual Meeting voting against Proposal 3.

For	Against	Abstained	Broker Non-Votes
32,472,449	2,529,734	505,812	1,953,572

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, FTI Consulting, Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FTI CONSULTING, INC.

Dated: June 6, 2014	By:	/S/ ERIC B. MILLER
Eric B. Miller
Executive Vice President, General Counsel and Chief Risk Officer

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